        As filed with the Securities and Exchange Commission on October 15, 2001
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ______________________

                               VIRATA CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                  Delaware                                  77-0521696
        (State or Other Jurisdiction                     (I.R.S. Employer
      of Incorporation or Organization)                 Identification No.)

          2700 San Tomas Expressway
           Santa Clara, California                             95051
   (Address of Principal Executive Offices)                  (Zip Code)

                               VIRATA CORPORATION
                            1999 STOCK INCENTIVE PLAN
                            (Full title of the Plans)
                             ______________________

                                  Andrew Vought
                             Chief Financial Officer
                            2700 San Tomas Expressway
                          Santa Clara, California 95051
                     (Name and Address of Agent for Service)
                                 (408) 566-1000
          (Telephone number, including area code, of agent for service)
                             ______________________

                                   Copies to:
                                Douglas D. Smith
                           Gibson, Dunn & Crutcher LLP
                One Montgomery Street, Telesis Tower, Suite 3100
                         San Francisco, California 94104
                                 (415) 393-8200
                             ______________________

                                   CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                      Proposed           Proposed
                                                                      Maximum            Maximum
              Title of Securities                  Amount to be    Offering Price       Aggregate          Amount of
              to be Registered (1)                Registered (2)   per Share (3)     Offering Price (3)   Registration
                                                                                                             Fee (3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share             8,000,000          $9.31          $74,480,000          $18,620
-----------------------------------------------------------------------------------------------------------------------
Total                                                8,000,000          $9.31          $74,480,000          $18,620
=======================================================================================================================

(1) Includes with respect to each share of Common Stock, Rights, pursuant to the Registrant's Rights Agreement, dated as of May 2, 2001 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, and until a triggering event thereunder, the Rights trade with and cannot be separated from the Common Stock.
(2) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(3) A Registration Statement on Form S-8 was filed with the Securities and Exchange Commission on April 13, 2000, registering shares of Common Stock issuable pursuant to the Virata Corporation 1999 Stock Incentive Plan and a registration fee was paid in connection therewith. The fee for the 8,000,000 additional shares of Common Stock included in this Registration Statement is calculated solely for purposes this offering under Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low sales price of Registrant's Common Stock as reported on the Nasdaq National Stock Market on October 8, 2001.

================================================================================

                                     PART II

               Information Required In The Registration Statement

Item 3.  Incorporation Of Documents By Reference.
         ---------------------------------------

         The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference and made a part hereof:

         (1) the Registrant's Registration Statement on Form S-8 (No. 333-34742) filed with the Commission on April 13, 2000;

         (2) the Registrant's Annual Report on Form 10-K for the fiscal year ended April 1, 2001 filed with the Commission on June 28, 2001 and the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2001 filed with the Commission on August 15, 2001;

         (3) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (No. 333-39912) filed with the Commission on June 22, 2000, and all amendments thereto;

         (4) the Registrant's Current Reports on Form 8-K filed with the Commission on May 4, May 8, May 31, June 14, July 31 and August 23, 2001; and

         (5)   the Registrant's Form 8-A filed with the Commission on May 8,
               2001.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

         Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 8.  Exhibits
         --------

         5.1      Opinion of Gibson, Dunn & Crutcher LLP.
         23.1     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                  5.1).
         23.2     Consent of PricewaterhouseCoopers LLP.
         24.1 Power of Attorney (reference is made to the signature page hereto).
         99.1     Virata Corporation 1999 Stock Incentive Plan, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California, on this 15th day of October, 2001.

                            VIRATA CORPORATION

                            By:   /s/ Steven Moore
                                --------------------------------
                                 Steven Moore
                                 Vice President - Finance

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS

     Each person whose signature appears below constitutes and appoints each of Charles Cotton, Andrew M. Vought and Steven Moore as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

           Signature                                Title                             Date
     /s/ Charles Cotton              Chief Executive Officer and Director       October 15, 2001
--------------------------------     (Principal Executive Officer)
     Charles Cotton

     /s/ Andrew Vought               Senior Vice President, Chief Financial     October 15, 2001
--------------------------------     Officer and Secretary (Principal
     Andrew Vought                   Financial Officer and Principal
                                     Accounting Officer)

     /s/ Hermann Hauser              Chairman of the Board                      October 15, 2001
--------------------------------
     Hermann Hauser

     /s/ Marco De Benedetti          Director                                   October 15, 2001
--------------------------------
     Marco De Benedetti

     /s/ Gary Bloom                  Director                                   October 15, 2001
--------------------------------
     Gary Bloom

     /s/ Andrew Hopper               Director                                   October 15, 2001
--------------------------------
     Andrew Hopper

     /s/ Martin Jackson              Director                                   October 15, 2001
--------------------------------
     Martin Jackson

     /s/ Peter Morris                Director                                   October 15, 2001
--------------------------------
     Peter Morris

     /s/ Patrick Sayer               Director                                   October 15, 2001
--------------------------------
     Patrick Sayer

     /s/ Giuseppe Zocco              Director                                   October 15, 2001
--------------------------------
     Giuseppe Zocco

                                  EXHIBIT INDEX

Exhibit                    Description
-------                    -----------

5.1                        Opinion of Gibson, Dunn & Crutcher LLP.
23.1                       Consent of Gibson, Dunn & Crutcher LLP (included in
                           Exhibit 5.1).
23.2                       Consent of PricewaterhouseCoopers LLP.
24.1 Power of Attorney (reference is made to the signature page hereto).
99.1 Virata Corporation 1999 Stock Incentive Plan, as amended.